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Nuveen Insured New York Tax-Free Advantage Municipal Fund (NRK)

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Nuveen Insured New York Premium Income Municipal Fund, Inc. (NNF) Nuveen New York Quality Income Municipal Fund, Inc. (NUN) Nuveen New York Select Quality Municipal Fund, Inc. (NVN) Nuveen New York Investment Quality Fund, Inc. (NQN) Nuveen Insured New York Dividend Advantage Municipal Fund (NKO) Nuveen Insured New York Tax Free Advantage Municipal Fund (NRK) Nuveen New York Performance Plus Municipal Fund, Inc. (NNP) Nuveen New York Dividend Advantage Municipal Fund (NAN) Nuveen New York Dividend Advantage Municipal Fund 2 (NXK) Nuveen New York Municipal Value Fund, Inc. (NNY) Shareholders Meeting May 6, 2009 Presentation to Institutional Shareholder Services

Contents Overview of Nuveen Investments Closed-End Fund Secondary Market Support Program The State of the Municipal Bond Insurance Business Review of Insured Municipal Closed-End Fund Proposals Review of Municipal Closed-End Fund Best Practices Proposals Summary

111 year-old investment firm headquartered in Chicago $119 Billion assets under management (AUM) across multiple asset classes and channels Multi-boutique operating model with seven independent, branded investment teams Client-centric, multi-channel service/ operations platform Closed-end funds are a significant part of the firm's overall asset management business Overview of Nuveen Investments AUM By Asset Class and Product (12/31/08)

Van Kampen PIMCO/Allianz Eaton Vance BlackRock Nuveen 9.2 12.9 19.7 34.3 39.9 $39.9, (121) $34.3, (101) $19.7, (37) $12.9, (25) $9.2, (16) Closed-End AUM, $Billions (# Funds) Overview of Nuveen Investments Sources: Nuveen and www.funddata.com as of 12/31/2008. Nuveen is the Leading Sponsor of Closed-End Funds Nuveen Closed-End AUM by Asset Class

$5.7 billion of Nuveen ARPs redeemed as of 3/31/09 (37% of total) $2.1 billion of municipal ARPs redeemed (19%) $3.6 billion of taxable ARPs redeemed (83%) First closed-end sponsor to successfully issue a new form of preferred shares- Variable Rate Demand Preferred (VRDP)-to refinance MuniPreferredTM Recently announced development by certain Nuveen municipal funds of an additional new form of preferred shares-Municipal Term Preferred (MTP) - with the goal of accelerating municipal ARPs refinancing, subject to approval by the funds' Board of Trustees Represented CEF industry by testifying before Congress to encourage regulatory relief Nuveen continues to dedicate tremendous resources to solving the ARPS market crisis; in-house team dedicated to developing solutions 2008 Q1 2009 Muni 1.583 0.54 Taxable 3.392 0.203 Nuveen ARPs Refinanced / Redeemed 2008 Q1 2009 Nuveen ARPs Outstanding 2007 2008 2009 Muni 11.016 9.433 8.9 Taxable 4.344 0.9518 0.75 12/31/07 3/31/09 $5.0 B $740 MM $15.3 B Source: Nuveen. CEF Auction Rate Preferred Resource Center at www.nuveen.com/arps Overview of Nuveen Investments 12/31/08 $9.6 B $10.4 B Nuveen is a Market Leader In Developing Solutions to the ARPS Market Crisis Taxable Municipal

Closed-End Fund Secondary Market Support Program Enable Nuveen Funds to meet or exceed the performance expectations of financial advisors and their clients over time as financial markets change Promote attractive secondary market trading markets for Nuveen Funds in terms of premium/discount levels relative to peers and such market quality measures as daily trading volume, bid/ask spreads, quote depth and price continuity Increase awareness, understanding, and usage of Nuveen Funds through an integrated program of market education, website tools and key fund-related information, advertising, public relations and robust service/support efforts targeted to financial advisors, investors, financial media and industry analysts. Primary Objectives

Closed-End Fund Secondary Market Support Program Integrated Implementation Strategy Tailored to Each Fund's Unique Circumstances

Closed-End Fund Secondary Market Support Program Best CEF Shareholder Relations by a Fixed Income Fund Family (2004/2005/2007) Best Contribution to the Closed-End Fund Sector (2005/2006/2007) Best Investor Relations Closed-End Fund Website (2006/2007) Lipper Best Fund Family, Large Fixed Income (2005) Forbes Best of the Web - ETF Connect (2003 - 2009) Numerous articles in financial media regarding product innovation and market support Industry Recognition

Closed-End Fund Secondary Market Support Program Fund management monitors discounts daily for all Nuveen Funds Selected funds receive heightened scrutiny Persistently trading above a 10% discount Weak investment and/or secondary market performance relative to peer group averages Industry, category, or fund-specific trends of concern On-going review of options to enhance secondary market Targeted Marketing Communications Investment Policy Changes Portfolio Restructuring / Fund Repositioning Share Repurchases Fund Mergers Fund management and the Board of Trustees review secondary market trends, discounts and potential support actions on a quarterly basis, and conduct an additional comprehensive evaluation annually Fund Discount Review Process

State of the Municipal Bond Insurance Business Traditional monoline municipal bond insurers expanded their guarantee business early in the decade to insure mortgage-related securities as well as other structured credit transactions. As a result of their exposure to these types of securities bond insurers have experienced significant turmoil since 2007 due to the sub-prime mortgage crisis and the upheaval in the credit markets. In late 2007, rating agencies began downgrading the financial strength ratings of bond insurers on concerns over capital adequacy ratios in light of unrealized mark-to-market losses as well as significantly higher projected future losses on their guarantee portfolios. The downturn in financial markets has complicated efforts by municipal bond insurers to raise capital and execute risk mitigation strategies. As of March 25, 2009, only three of ten municipal bond insurers (Assured Guaranty, FSA and Berkshire Hathaway) had retained their AAA ratings.

State of the Municipal Bond Insurance Business Nuveen Insured Municipal Closed-End Funds originally required that insured bonds must be backed by a AAA/Aaa - rated insurer at the time of purchase. The limited number of AAA/Aaa - rated insurers and on-going uncertainty surrounding the long-term outlook for municipal bond insurance has caused issuance of insured bonds to fall to historically low levels. The significantly reduced supply of AAA/Aaa - rated insured bonds makes it more difficult for portfolio managers to remain fully invested, diversify portfolio investments and optimally pursue the funds' investment objectives. Implications for Nuveen Insured Municipal Closed-End Funds

State of the Municipal Bond Insurance Business Municipal Bond Insurers' Current Ratings As of March 25, 2009 Rating Agency Rating Agency Rating Agency Insurer Moody's S&P Fitch Ambac Baa1 A Withdrawn at company's request Assured Guaranty Aa2 AAA AAA CIFG Ba3 BB Rating Withdrawn FGIC Rating Withdrawn CCC Rating Withdrawn FSA Aa3 AAA AAA MBIA Baa1 AA- Withdrawn at company's request Syncora (XL Capital) Ca CCC Withdrawn at company's request BHAC Aaa* AAA - Radian Asset Ba1 BBB+ Rating Withdrawn ACA - Rating Withdrawn - *Moody's downgraded BHAC to Aa2 on April 8, 2009

Review of Insured Municipal Closed-End Fund Proposals The Board of Trustees of Nuveen's insured municipal closed-end funds recommends that fund shareholders approve changes to fundamental investment policies at the annual shareholders' meeting to be held on May 6, 2009 to the extent necessary to implement the following new investment policies: At least 80% insured: At least 80% of managed assets must be insured by insurers rated A or better at the time of purchase. This policy preserves the current insured focus of the products. At least 80% AA-rated or better: At least 80% of managed assets must be invested in bonds rated AA or better. The rating guideline pertains to the higher of the security's underlying or insured rating. The policy includes bonds that are not rated but are deemed to be of AA or better quality by Nuveen and preserves the high quality nature of the funds' portfolios. Up to 20% in A-BBB rated bonds: Up to 20% of managed assets may be invested in bonds rated A-BBB, including bonds that are not rated but are deemed to be of A-BBB quality by Nuveen. This policy provides the portfolio managers with additional flexibility without compromising the overall high quality of the portfolios.

Review of Insured Municipal Closed-End Fund Proposals At present we believe the market for insured funds remains viable and continues to offer opportunities. Nuveen insured fund net asset values have outperformed their uninsured, leveraged counterparts, suggesting value in the underlying market. The municipal bond insurance market has seen new entrants in the past year. In March/April of 2008, Berkshire Hathaway began insuring municipal bonds and in October 2008 a new bond insurer MIAC-backed by Macquarie Group and Citadel- received regulatory approval from the New York State Insurance Department. We believe that the proposed policies will preserve the funds' insured, high quality focus while also giving portfolio managers necessary flexibility to navigate the ongoing uncertainty surrounding municipal bond issuers. We believe the proposed policies with better enable portfolio managers to remain fully invested, diversify portfolio investments and efficiently pursue the funds' investment objectives. Potential Benefits of Proposed Investment Policies

Review of Municipal Closed-End Fund Best Practices Proposals Considerable variation in policies currently exists throughout Nuveen's municipal closed-end fund complex. This reflects the different times when the funds were launched as well as the continued evolution of the municipal marketplace. This initiative seeks to update existing fund investment policies in order to: Implement a consistent, state-of-the-art set of investment policies across the municipal closed-end fund complex; Align investment policies with municipal market evolution and opportunities; and Maintain and enhance product line quality. Overview of Best Practices Initiative

Review of Municipal Closed-End Fund Best Practices Proposals Common shareholders Enhanced ability to meet investment objectives while maintaining quality orientation of funds' investment portfolio. Increased flexibility in diversifying portfolio risks and managing duration to help sustain and build net asset value. Improved secondary market competitiveness that may lead to a higher relative market price and/or stronger premium/discount performance. Preferred shareholders Increased flexibility in diversifying portfolio risks and managing duration to help sustain and build net asset value and therefore asset coverage levels for preferred shares. Potential Benefits of Proposed Investment Policies

Review of Municipal Closed-End Fund Best Practices Proposals The Board of Trustees of Nuveen's municipal closed-end funds recommends that fund shareholders approve the following investment policies at the annual shareholders' meeting to be held on May 6, 2009: Uniform definition of municipal obligations: Adopt uniform definition of municipal obligations as municipal securities and other related investments, including inverse floaters, structured notes and other instruments, that pay tax-exempt interest. Below investment grade securities: Up to 20% of managed assets may be in below investment grade municipal securities at the time of investment. No more than 10% of managed assets may be invested in municipal securities rated below B3/B-. The policy includes bonds that are not rated but are deemed to be of comparable quality by Nuveen. Expanded use of derivatives: Allow funds to use derivatives to gain investment exposure as well as hedge risk in pursuit of its investment objectives. Investments in competitor CEFs: Up to 10% of managed assets may be invested in securities of other open- or closed-end investment companies (including ETFs) that invest primarily in municipal securities of the types in which the fund may invest directly.

Summary Nuveen is the leading sponsor of closed-end funds, which are a significant portion of the firm's overall asset management business. Nuveen has dedicated significant resources to an on-going, integrated secondary market support program for its closed-end funds that has received industry-wide recognition and awards. As part of this program, Nuveen has been working since early 2008 to address the portfolio management limitations facing Nuveen Insured Municipal Closed-End Funds as a result of the on-going turmoil in the municipal bond insurance industry. Additionally, Nuveen has been working to create a cohesive set of investment policies for its entire municipal closed-end fund complex. The Board of Trustees recommends fund shareholders approve the proposed investment policies in order to ensure the portfolio managers' continued ability to achieve the funds' investment objectives as well as to respond effectively to on-going developments in the municipal bond market.